SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                              FORM 8-K

                          CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         October 29, 2013
                          Date of Report
                 (Date of Earliest Event Reported)

                DELVERTON RESORTS INTERNATIONAL, INC.
         (Exact Name of Registrant as Specified in its Charter)

Delaware                     000-54979                      46-3481302
(State or other
jurisdiction            (Commission File Number)         (IRS Employer
of incorporation)                                     Identification No.)

                      A14 Le Quy Don Street
                         Phan Thiet City
                  Binh Thuan Province, Vietnam
            (Address of Principal Executive Offices)

                      011 84 062 3739286
                (Registrant's Telephone Number)


ITEM 3.02 Unregistered Sales of Equity Securities

     On October 29, 2013 Delverton Resorts International Inc.(the "Registrant") issued 20,000,000 shares of its Series A Preferred Stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 100% of the total authorized shares of the Company's preferred stock to Kirill Neklyudov, president of the Registrant and its common stock majority shareholder.

ITEM 3.03      Material Modification to Rights of Security Holders.

     On October 29, 2013, the Board of Directors of Delverton Resorts International, Inc. filed a Certificate of Designation with the State of Delaware designating all 20,000,000 shares of its preferred stock as Series A Preferred Stock.

     Each share of Series A Preferred Stock will have 10 votes on all matters on which shareholders are entitled to vote.

     The designation and issuance of the Series A Preferred Stock gives voting control of the Registrant, including election of directors and other matters on which the shareholders are entitled to vote, to Kirill Neklyudov, the holder of the 20,000,000 Series A Preferred Stock who is also the president and a director of the Registrant and the majority holder of its outstanding shares of common stock.

ITEM 9.01   EXHIBITS

     3.4  Certificate of Designation

                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                  DELVERTON RESORTS INTERNATIONAL, INC.

Date: November 5, 2013             /s/ Kirill Neklyudov
                                   President